Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80850 and No. 333-93777) pertaining to the Vastar Resources, Inc. Capital Accumulation Plan of BP p.l.c. of our report dated June 25, 2001, with respect to the financial statements of the Vastar Resources, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                               ERNST & YOUNG LLP




Chicago, Illinois
June 27, 2001